Exhibit 10.8

                        CONSTRUCTION-TERM LOAN AGREEMENT

                                  by and among

                         MARSHALL FINANCIAL GROUP, LLC,
                      a Delaware limited liability company

                                       and

                          WENATCHEE EVENTS CENTER, LLC,
                     a Washington limited liability company


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I DEFINITIONS......................................................  1

     Section 1.1 Defined Terms.............................................  1

ARTICLE II COMMITMENT TO MAKE ADVANCES, DISBURSEMENT PROCEDURES AND
           DEPOSIT OF FUNDS................................................  5

     Section 2.1 The Advances..............................................  5

     Section 2.2 Advance Requirements......................................  5

     Section 2.3 Disbursement Procedures for Advances......................  6

     Section 2.4 Deposit of Funds by Borrower..............................  7

     Section 2.5 Disbursements Without Receipt of Draw Request.............  7

     Section 2.6 Interest Reserve..........................................  8

     Section 2.7 Intentionally Omitted.....................................  8

     Section 2.8 Project Contingency.......................................  8

ARTICLE III CONDITIONS OF LENDING..........................................  8

     Section 3.1 Conditions Precedent to Lending...........................  8

     Section 3.2 Further Conditions Precedent to All Advances.............. 11

     Section 3.3 Conditions Precedent to the Final Advance................. 12

     Section 3.4 Insurance................................................. 13

     Section 3.5 Casualty/Destruction...................................... 15

     Section 3.6 No Waiver................................................. 15

ARTICLE IV WARRANTIES, REPRESENTATIONS AND COVENANTS OF BORROWER........... 15

     Section 4.1 Representations and Warranties............................ 15

     Section 4.2 Covenants................................................. 17

     Section 4.3 Negative Covenants........................................ 19

     Section 4.4 Environmental Representation, Warranties and Covenants,
                 and Indemnities........................................... 20

ARTICLE V EVENTS OF DEFAULT; RIGHTS AND REMEDIES........................... 21

     Section 5.1 Event of Default Defined.................................. 21

     Section 5.2 Rights and Remedies....................................... 24

ARTICLE VI MISCELLANEOUS................................................... 24

     Section 6.1 Inspections............................................... 24
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     Section 6.2 Indemnification by Borrower............................... 25

     Section 6.3 Fees...................................................... 25

     Section 6.4 Addresses for Notices..................................... 25

     Section 6.5 Amendments, Determinations by Lender, Consents, Etc....... 26

     Section 6.6 Time of the Essence....................................... 26

     Section 6.7 Waivers................................................... 26

     Section 6.8 Remedies Cumulative....................................... 26

     Section 6.9 Governing Law and Entire Agreement........................ 26

     Section 6.10 Counterparts............................................. 26

     Section 6.11 Term..................................................... 26

     Section 6.12 Successors and Assigns................................... 26

     Section 6.13 Offsets.................................................. 27

     Section 6.14 Headings................................................. 27

     Section 6.15 Accounting............................................... 27

     Section 6.16 Not Joint Venturer....................................... 27

     Section 6.17 Adequacy of Loan Proceeds................................ 27

     Section 6.18 Participations........................................... 27

     Section 6.19 Relationship to Other Documents.......................... 27

     Section 6.20 Reappraisals............................................. 27

     Section 6.21 Construction Signage..................................... 28
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                        CONSTRUCTION-TERM LOAN AGREEMENT

     THIS CONSTRUCTION-TERM LOAN AGREEMENT ("AGREEMENT") is made and entered into this __ day of August 2007, by and among MARSHALL FINANCIAL GROUP, LLC, a Delaware limited liability company ("LENDER"), and WENATCHEE EVENTS CENTER, LLC, a Washington limited liability company ("BORROWER") and GLOBAL ENTERTAINMENT CORPORATION, a Nevada corporation ("GUARANTOR").

                              W I T N E S S E T H:

     WHEREAS,   Borrower   has   requested   that   Lender   extend   to   it  a
construction-term  loan as more fully  described in this Agreement (the "LOAN");
and

     WHEREAS, Lender has agreed to extend the Loan to Borrower upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

    Section 1.1 DEFINED TERMS. As used in this Agreement the defined terms in this ARTICLE I, and any other terms defined in this Agreement, i.e., those terms beginning with a capital letter, will have the meanings ascribed to each such term (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a) "ADVANCE" - An advance of the Commitment by Lender to Borrower pursuant to ARTICLE II hereof.

     (b) "AFFILIATE" - When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, 5% or more of any class of voting Equity Interests of the Person referred to, (c) each Person, 5% or more of the voting Equity Interests of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. For these purposes, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question, whether by contract, ownership of voting securities, membership interests or otherwise.

     (c) "AGREEMENT" - This Construction-Term Loan Agreement, including any amendment hereof or supplement hereto.

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     (d)  "ARCHITECT"  - The project  architect  as may be retained by Borrower:
          Sink Combs Dethlefs.

     (e) "ARCHITECT'S CONTRACT" - The agreement between Borrower and the Architect as to preparation of the Drawings and Specifications for the Project and the supervision of the construction of the Project.

     (f) "CERTIFICATE OF COMPLETION" - The certificate from General Contractor and/or Architect certifying those items referred to in Section 3.3(a) hereof.

     (g)  "CITY" - City of Wenatchee, Washington.

     (h) "COMMITMENT" - The commitment of Lender to make advances to Borrower to construct the Project in an aggregate principal amount of up to and including FIFTY TWO MILLION AND NO/100 DOLLARS ($52,000,000.00).

     (i) "COMMITMENT TERMINATION DATE" - August __, 2009, or the date of the termination of Lender's Commitment pursuant to SECTION 5.2 hereof, whichever date occurs earlier.

     (j) "CONSTRUCTION CONTRACT" - The agreement between Borrower and the General Contractor for the construction of the Project.

     (k) "CONTRACTOR" - Any General Contractor, who shall be engaged to work on or to furnish materials, labor and supplies for the Project.

     (l)  "DISBURSING AGENT" - Stewart Title Guaranty Company.

     (l) "DISBURSING AGREEMENT" - The Disbursing Agreement of even date herewith, executed by and between Borrower, Lender and the Disbursing Agent pertaining to the disbursement of the Advances to or on behalf of Borrower.

     (m) "DRAW REQUEST" - The Draw Request form that is submitted to Lender when Advances are requested in the form attached hereto as EXHIBIT A and incorporated herein by reference.

     (n) "DRAWINGS AND SPECIFICATIONS" - The drawings and specifications as may be prepared by the Architect for the Project.

     (o) "ENVIRONMENTAL INDEMNITY AGREEMENT" - The Environmental Indemnity Agreement of even date herewith from Borrower and Guarantor in favor of Lender.

     (p) "ENVIRONMENTAL LAWS" - Any international, federal, state or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or

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          groundwater,  to the withdrawal or use of groundwater,  to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste or Hazardous Substances or crude oil, or any fraction thereof, or to
          exposure  to  toxic  or   hazardous   materials,   to  the   handling,
          transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the Mortgaged Property of Borrower, including without limitation the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986; (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984; (iii) the Hazardous Materials Transportation Act, as amended; (iv) the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976; (v) the Safe Drinking Water Act; (vi) the Clean Air Act, as amended; (vii) the Toxic Substances Control Act of 1976; (viii) the Occupational Safety and Health Act of 1977, as amended; (ix) the Emergency Planning
          and   Community   Right-to-Know   Act  of  1986;   (x)  the   National
          Environmental Policy Act of 1975; (xi) the Oil Pollution Act of 1990; and any similar or implementing state law; and any other state or federal statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

     (q) "EQUITY" - The difference between the Project Cost and the Commitment, being the amount Borrower is required to invest in the Project in accordance with the provisions of SECTION 3.1 of this Agreement.

     (r)  "EVENT OF DEFAULT" - One of the Events of Default specified in SECTION
          5.1 hereof.

     (s)  "GUARANTOR" - Global Entertainment Corporation, a Nevada corporation.

     (t) "GUARANTY" - That certain Guaranty of Completion of even date herewith executed and delivered by Guarantor.

     (u)  "GENERAL CONTRACTOR" - Hunt Construction Group, Inc.

     (v) "HARD COSTS" - The costs of constructing the Project that are set forth as Hard Costs on the Project Cost Statement.

     (w) "HAZARDOUS SUBSTANCE" - Any hazardous or toxic material, substance or waste, pollutant or contaminant that is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the Mortgaged Property of Borrower, or its use, including, but not limited to any material, substance or waste, that is: (i) defined as a hazardous substance under any Environmental Laws; (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products; (iii) polychlorinated biphenyls; (iv) lead; (v) urea formaldehyde; (vi)

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          asbestos or asbestos containing materials; (vii) flammable explosives;
          (viii) infectious materials;  (ix) radioactive materials; (x) mold; or
          (xi) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any Environmental Laws.

     (x)  "INSPECTING  ENGINEER"  - The  inspecting  engineer  retained  by  the
          Lender: LM Consultants, Inc.

     (y) "LEASE" - Amended and Restated Lease with the Purchase Option Agreement dated May 30, 2007, made by Borrower as Lessor and WPFD, as Lessee.

     (z) "LOAN DOCUMENTS" - This Agreement, the Note, the Mortgage, the Guaranty, the Environmental Indemnity Agreement and all other security or collateral documents executed by Borrower and/or Guarantor in connection herewith or therewith for the benefit of Lender.

     (aa) "MORTGAGE" - The Deed of Trust of even date herewith, executed by Borrower to Lender creating a first priority mortgage on the Mortgaged Property and a security interest in all of the personal property located thereon as security for payment of the Note.

     (bb) "MORTGAGED PROPERTY" - The land and improvements (including the Project) situated in Chelan County, Washington, and other personal property located thereon, as more particularly described in the Mortgage.

     (cc) "NOTE" - The promissory note from Borrower to Lender of even date herewith in the original principal amount of FIFTY TWO MILLION AND NO/100 DOLLARS ($52,000,000.00).

     (dd) "PERSON" - Natural persons, corporations, limited liability companies, limited liability partnerships, limited liability limited partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

     (ee) "PROJECT" - The construction of Greater Wenatchee Regional Events Center on the Mortgaged Property as more fully described in the Lease, the Construction Contract and the Drawings and Specifications.

     (ff) "PROJECT BUDGET" - The total cost of completing the Project.

     (gg) "PROJECT  COST" -  Approximately  $54,000,000.00  being the  estimated
          amount   necessary  to  complete  the  construction  of  the  Project, including hard and soft costs.

     (hh) "PROJECT COST STATEMENT" - The certificate of Borrower in which Borrower certifies to Lender the total of all Hard Costs and Soft
          Costs  necessary  to  complete  the  Project  in  accordance  with the

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          Drawings and  Specifications,  and  certifies to Lender the amount and source of Borrower's Equity, all as verified by Inspecting Engineer.

     (ii) "PROJECT DOCUMENTS" - Collectively the Construction Contract, the Architect's Contract, the Drawings and Specifications, the Sworn Construction Statement, the Project Cost Statement, and all other contracts of Borrower or the General Contractor with respect to the Project.

     (jj) "SOFT COSTS" - The cost of constructing the Project that are set forth as Soft Costs on the Project Cost Statement.

     (kk) "SUBSTANTIAL COMPLETION" - The date on which General Contractor and the Architect issue a Certificate of Substantial Completion of the Project and Borrower demonstrates compliance with the conditions of
          SECTION 3.3 of this Agreement.

     (ll) "SWORN CONSTRUCTION STATEMENT" - The form of document attached hereto as Exhibit C.

     (mm) "TITLE COMPANY" - Stewart Title Guaranty Company.

     (nn) "WPFD" - Greater Wenatchee Regional Events Center Public Facilities District, a Washington municipal corporation.

                                   ARTICLE II
                          COMMITMENT TO MAKE ADVANCES,
                  DISBURSEMENT PROCEDURES AND DEPOSIT OF FUNDS

     Section 2.1 THE ADVANCES. Lender agrees, on the terms and subject to the conditions hereinafter set forth, to make Advances to Borrower from time to time during the period from the date hereof to the Commitment Termination Date in an aggregate principal amount of up to and including the maximum amount of the Commitment, to pay for or to reimburse Borrower or its Affiliates, for the payment of the costs actually incurred in connection with the Project, that shall include but not be limited to costs of permits, licenses, labor, supplies, materials, services, equipment and insurance premiums, but shall not include any profit to Borrower acting in the capacity as developer or general contractor. The obligation of Borrower to repay the Advances shall be evidenced by the Note, containing the terms relating to maturity, interest rate, and other matters as set forth therein. All Advances shall be disbursed by the Disbursing Agent pursuant to the terms and conditions hereof and the Disbursing Agreement. As used herein, the term "Disburse" or "Disbursement" shall mean the disbursement of Advances made or to be made by the Disbursing Agent as provided herein and in the Disbursing Agreement.

     Section 2.2 ADVANCE  REQUIREMENTS.  Subject to the  requirements of SECTION
2.3 below, Advances shall be made as follows:

     (a)  INITIAL ADVANCE.  Initial Advance shall be made in the total amount of

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          up to  approximately  $5,939,744.38  to be used for  closing and other costs and expenses of the Project.

     (b) CONSTRUCTION ADVANCES. Construction Advances shall be made by Lender in the total amount of up to approximately $46,060,255.62 as provided in this Agreement. Construction Advances to be used for the development of the Project and as otherwise set forth in the Project Budget.

     Section 2.3 DISBURSEMENT PROCEDURES FOR ADVANCES.

     (a)  Whenever  Borrower  desires  to  obtain  an  Advance  hereunder,  such requests to be made no more frequent than monthly, Borrower shall submit to Lender and the Disbursing Agent a Draw Request, duly executed on behalf of Borrower setting forth the information requested therein. Each Draw Request shall be submitted at least ten (10) business days before the date the Advance is desired. With respect to Hard Costs, each Draw Request shall be limited to amounts equal to (i) the total costs actually incurred and paid or owed by Borrower to the date of such Draw Request for work on the Project acceptably completed, as approved by Lender, plus (ii) the cost of materials and equipment not incorporated in the Project, but delivered to and suitably stored at the Project site, less (iii) 5 percent (5%) (or such lesser hold back as is authorized by Lender), which hold back shall be retained by Lender until Substantial Completion of the Project (the "RETAINAGE"), and less prior Advances. Notwithstanding anything herein to the contrary, no Advance for material stored at the Project site will be made by Lender unless Borrower shall advise Lender of its intention to so store materials prior to their delivery and provides suitable security for such storage. With respect to all Soft Costs, each Draw Request shall be limited to the total of such costs actually incurred by Borrower to the date of such Draw Request, less prior Advances for such costs. Each Draw Request shall be accompanied by a certification by the General Contractor that (i) the Project is being constructed in accordance with the Drawings and Specifications in a good and workmanlike manner and that the work has been completed and the materials are in place as indicated in the Draw Request, (ii) the undisbursed amount of the Commitment is in an amount sufficient to pay the remaining unpaid costs and expenses anticipated to complete the Project, and (iii) such other and further certificates, opinions, inspections, reports and other information as may be requested by Lender from time to time at its sole discretion. All Advances will be made in accordance with the amounts assigned to the various items in the Sworn Construction Statement and the Project Cost Statement (as amended from time to time to reflect authorized change orders), and no Advance will be made for any amount in excess of the values assigned such items in the Sworn Construction Statement and the Project Cost Statement. Each Draw Request shall constitute an affirmation by Borrower that, to its knowledge, all representations and warranties set forth in ARTICLE IV are true and correct as of the date of such Draw Request.

     (b) At the time of submission of each Draw Request, Borrower shall submit to Lender and the Disbursing Agent the following:

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          (i)  A written  lien waiver  with  respect to all Hard Costs from each
               Contractor for work done and materials supplied by it that were paid for pursuant to the preceding Draw Request.

          (ii) Documentation reasonably acceptable to Lender (receipts, canceled checks and the like) evidencing payment of all Soft Costs that were paid in connection with the immediately preceding Draw Request, excluding amounts drawn for payment of interest on the Advances or fees due to Lender.

          (iii)Such other supporting evidence as may be requested by Lender or the Disbursing Agent to substantiate all payments that are to be made out of the relevant Draw Request and/or to substantiate all payments then made with respect to the Project.

     (c) If on the date an Advance is desired Borrower has performed all of its agreements and complied with all requirements therefor to be performed or complied with hereunder including satisfaction of all applicable conditions precedent contained in ARTICLE III hereof, Lender shall transmit to the Disbursing Agent the amount of the requested Advance, less amounts owing to Lender (which will be applied directly by Lender), and the Disbursing Agent will disburse such funds pursuant to and in accordance with the terms of the Disbursing Agreement. Each Advance shall bear interest at the rate provided in the Note from the date such Advance is transmitted by Lender to the Disbursing Agent.

     Section 2.4 DEPOSIT OF FUNDS BY BORROWER. If Lender shall at any time determine that the undisbursed amount of the Commitment is less than the amount required to pay all costs and expenses of any kind that may be reasonably anticipated in connection with the Project, and if Lender shall thereupon send written notice thereof to Borrower specifying the amount required to be deposited by Borrower with the Disbursing Agent to provide sufficient funds to complete the Project, Borrower shall, within twenty (20) calendar days of receipt of any such notice, deposit with the Disbursing Agent the amount of funds specified in Lender's notice. Borrower shall also deposit with the Disbursing Agent, without demand by Lender, funds equal to any increase in the Project Cost resulting from an authorized change order. Borrower agrees that any funds deposited with the Disbursing Agent shall be disbursed by the Disbursing Agent before any further disbursements of the Commitment.

     Section 2.5 DISBURSEMENTS WITHOUT RECEIPT OF DRAW REQUEST. Notwithstanding anything herein to the contrary, so long as any Event of Default has occurred and remains outstanding, Lender, upon written notice to Borrower, shall have the irrevocable right at any time and from time to time to cause an advance of the Commitment or a disbursement of funds that are on deposit with Lender or the Disbursing Agent to pay principal or interest on the Note as and when said payments become due and to pay any and all costs and expenses referred to in
SECTION 6.03 hereof, and following the occurrence of an uncured Event of Default to pay any and all costs and expenses necessary to complete the Project, or to

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satisfy any  obligation of Borrower  pursuant to the terms of this  Agreement or the other Loan Documents, all without receipt of a Draw Request from Borrower.

     Section 2.6 INTEREST RESERVE. A sum in the amount of ($2,329,066.00) shall be unfunded and reserved for the funding of interest owed on the Loan (the "INTEREST RESERVE"). Funds shall be advanced for the payment of accrued interest on Borrower's request, except as provided in SECTION2.05 above. It is the intent of the parties hereto, that all Advances made pursuant to a Draw Request shall include, but not be limited to, an Advance from the unfunded Interest Reserve to pay interest then due under the Loan. It is the further intent of the parties hereto that in the event an interest payment is due under the terms of the Note but (i) no Draw Requests has been made; or (ii) a Draw Request has been submitted such that the interest payment cannot be timely made as part of the Draw Request, THEN Lender may draw from the Interest Reserve to pay such accrued interest then due. If at any time the Interest Reserve is exhausted or Lender determines, at its sole discretion, it is insufficient due to interest rate adjustments, Borrower will, within 10 calendar days of Lender's request, deposit with Lender an amount sufficient for the funding of interest payments over the remaining term of the Loan.

     Section 2.7 Intentionally Omitted.

     Section 2.8 PROJECT CONTINGENCY. A sum in the amount of $1,252,035.00 shall be unfunded and reserved for Project Cost overruns.

                                  ARTICLE III
                              CONDITIONS OF LENDING

     Section 3.1 CONDITIONS PRECEDENT TO LENDING. The obligation of Lender to make the initial Advance hereunder shall be subject to the condition precedent that Borrower shall be in compliance with the conditions contained in SECTION
3.2 and the further condition precedent that Lender shall have received the following:

     (a) The Note, Mortgage, Guaranties, UCC Financing Statements, Environmental Indemnity Agreement and other Loan Documents to which Borrower and/or Guarantor as required hereunder are party duly executed and delivered to Lender, all of which shall be reasonably satisfactory to Lender and Lender's legal counsel in form and content.

     (b) A current appraisal prepared by a state licensed appraiser approved by Lender indicating an appraised value of the Mortgaged Property as follows: minimum initial value of Land of at least $1,740,000.00, as well as "as built" projected appraised value of the Project of at least $53,100,000.00. The appraisal shall be addressed to Lender and state that it has been prepared on Lender's behalf. The form of the appraisal and the appraisal methods shall otherwise be reasonably satisfactory to Lender and shall conform to all requirements of State and Federal law. Upon completion of construction, at the expense of Borrower, the appraiser shall reinspect and recertify the value of the Mortgaged Property "as built."

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     (c)  A "marked-up commitment" for a mortgagee's title insurance policy duly endorsed by the Title Company that: (i) names Lender as primary insured in the full principal amount of the Commitment; (ii) insures the Mortgage to be a valid first lien on the Mortgaged Property; and
          (iii) is free from  exceptions for (1) matters that would be disclosed
          by  a  survey  or  inspection,   (2)   mechanics',   contractors'   or
          materialmen's liens and lien claims, (3) rights and claims of parties in possession, (4) easements or claims of easements not shown by the public records, and (5) other exceptions not specifically approved by Lender and as set forth in EXHIBIT B to the Mortgage. All real estate
          taxes  are  current  and  all  levied  and  pending   assessments  not
          delinquent as of the date of the Mortgage shall be paid in full. The policy shall include a Form 3.0 zoning endorsement, an ALTA Form 9 comprehensive endorsement, and such other endorsements as Lender may reasonably require under the circumstances.

     (d) An ALTA survey of the Mortgaged Property, satisfactory to Lender and the Title Company, prepared by a registered land surveyor, which will include the legal description and area of the Mortgaged Property, show and certify to the perimeter lot lines, dimensions and vectors, the location of all existing footings, foundations and improvements, utilities, easements, rights of way, building set back lines, curb lines and encroachments, as may be applicable, and the intended location of the Project according to the Drawings and Specifications to be submitted and approved by Lender as provided herein. Said survey shall be prepared for Lender's and the Title Company's benefit and shall be certified by the surveyor in form reasonably acceptable to Lender and Title Company. The survey shall be updated, as reasonably necessary to show the footings or foundations of the Project when the footings or foundation is completed, and shall be updated again to show the location of the "AS-BUILT" Project prior to the final disbursement of Loan proceeds.

     (e) Copies of all building and other permits necessary for construction of the Project. Lender shall also receive a certificate of the Architect or engineer to the effect that all permits required by any governmental authority for construction and operation of the Project have been obtained.

     (f) Evidence satisfactory to Lender that the Project complies with all building codes and zoning and subdivision ordinances applicable thereto, and that the Project and its use thereof are in compliance with all other state, federal, and local laws and regulations.

     (g) Copies of the contracts between Borrower and the Architect, and between Borrower and the General Contractor, as well as the contracts between the General Contractor and all major subcontractors as identified on Exhibit B attached hereto. The Construction Contract shall be a fixed-price or maximum-cost contract. All such contracts shall be in form reasonably satisfactory to Lender and Lender's legal counsel and shall, together with the Drawings and Specifications, be assigned to Lender. The Architect, the General Contractor, and any subcontractors or other contractors, if required by Lender, shall consent to such assignments. Borrower shall also provide to Lender any contract entered into by Borrower, or any proposed tenants or franchisees doing business on the property of Borrower, directly with any contractor, engineer, architect or professional concerning the provision of materials and/or labor and/or services to the Project.

     (h) Current financial statements, certified as true and correct by the party giving the same. All such financial statements shall (i) indicate all assets, liabilities, contingent liabilities and income, and (ii) include separate financial statements for each significant asset (e.g., if partnership interests are shown as an asset, the financial statements of the partnership shall also be provided). All financial and credit information must be satisfactory to Lender in form and substance.

     (i) Satisfactory soil test borings and soil reports that are acceptable to Lender.

     (j) Written evidence from the proper municipal authorities and public utility companies that all utilities, sewage and related services are or will be available to the Mortgaged Property upon completion of the Project.

     (k) All reciprocal easement agreements, maintenance agreements, and other easements relating to the Mortgaged Property as Lender or Lender's legal counsel may require, if any, for parking, access, utility and other purposes, all of which shall be reasonably satisfactory to Lender and Lender's legal counsel in form and content.

     (l) Evidence reasonably satisfactory to Lender that no petroleum product or other Hazardous Substance is present on the Mortgaged Property, and that no asbestos-containing products, urea-formaldehyde foams or PCB's are being used in the construction of the Project. Such evidence shall include a Phase I Environment Report and a Phase II Environmental Report, prepared by a licensed engineer or other qualified environmental consultant reasonably acceptable to Lender. The report shall be addressed to Lender and state that it was prepared for Lender. If the report indicates that petroleum products or other Hazardous Substances are present, the report shall identify such materials and shall analyze (including cost and time factors) recommended methods of removal. Borrower warrants that no asbestos containing-products, urea-formaldehyde foam insulation or PCB's will be used in the construction or equipping of the Project.

     (m) The Sworn Construction Statement, completed and executed by General Contractor based on the current Drawings and Specifications as part of the Contractor's Sworn Construction Statement of even date herewith.

     (n)  The Project Cost Statement.

     (o)  An Estoppel from WPFD in form acceptable to Lender.

     (p)  Intentionally Omitted.

     (q) Assignment of that certain Amended and Restated Lease With Purchase Option Agreement between Borrower and WPFD dated May 30, 2007.

     (r) Evidence prepared by an independent accountant that Borrower has injected $2,000,000.00 of cash Equity into the Project.

     (s) Evidence of the financial and legal capacity of the City to perform its commitment to guarantee shortfalls in rent payments due under the Lease and to contribute $4,000,000 of the puchase price if WPFD exercises its purchase option under the Lease, including (without limiting the generality of the foregoing) current financial statements in form acceptable to Lender, an acceptable analysis of the taxing capacity of the City, and an opinion of the City's bond counsel as to the enforceability of the Lease and such guarantee, the agreement to make such contribution and all related City obligations with respect to the Lease.

     (t) Evidence that the developer fee payable to International Coliseum Company in connection with the Project, in the amount of $250,000, has been forfeited.

     (u) Evidence that Guarantor will subordinate to the Loan the payment of $380,000 of its project management fee until Project completion, and will convert an additional $200,000 of such fee to be used as additional contingency which may be paid upon Borrower reaching certain construction milestones, provided, however, that any project management fee in excess of $580,000 shall be payable in the ordinary course of business.

     (v) Evidence that BBP Two LLC has agreed to defer payment of $971,000 of Project costs that are to be reimbursed by Borrower until the Loan is paid in full, and receipt of a subordination of such payment rights to the repayment of the Loan.

     (w) Evidence satisfactory to Lender that Borrower has expended or has deposited with the Disbursing Agent not less than the amount of the required Equity in payment of costs and expenses incurred in connection with the Project that would be otherwise properly payable from an Advance, together with satisfactory lien waivers for Hard Costs paid with such funds.

     (x) Evidence of stockholder equity of Guarantor in a total amount of not less than $9,000,000.00 (excluding receivables from affiliates or related entities). Evidence of such tangible net worth shall be provided on an internally prepared financial statement prepared in accordance with Generally Accepted Accounting Principles ("GAAP").

     (y) Evidence of liquidity (in the form of cash or cash equivalents, time deposits and marketable securities) of Guarantor in a total amount of not less than $3,500,000.00. Evidence of such liquidity shall be prepared by a third party acceptable to Lender (via bank statements or statements provided by a broker-dealer).

     (z) The Disbursing Agreement, duly executed by the Disbursing Agent, Borrower and Lender in form and substance acceptable to Lender in its sole discretion.

     (aa) Delivery of a payment and performance bond from General Contractor, together with a dual oblige rider naming Lender, in form and substance acceptable to Lender in its sole discretion.

     (bb) Payment to Lender of a commitment fee of $780,000.00 to be disbursed on closing from the loan proceeds.

     (cc) Guarantor will deliver an irrevocable letter of credit from an institution and in a form acceptable to Lender in the amount of $1,250,000.00 to serve as additional collateral and which may be used to cure an Event of Default.

     Section 3.2 FURTHER CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Lender to make an Advance hereunder including each subsequent Advance shall be subject to the condition precedent that Borrower shall be in compliance with all conditions set forth in SECTION 3.1 and further conditions precedent that on the date of each Advance:

     (a) No Event of Default hereunder, or event that would constitute such an Event of Default but for the requirement that notice be given or that a period of grace or time elapse, shall have occurred and be continuing and all representations and warranties made by Borrower in
          ARTICLE IV shall continue to be true and correct as of the date of such Advance.

     (b) No determination shall have been made by Lender that the undisbursed amount of the Commitment is less than the amount required to pay all costs and expenses of any kind that may be anticipated in connection with the Project; or if such a determination has been made and notice thereof sent to Borrower, Borrower has deposited the necessary funds with the Disbursing Agent or Lender in accordance with SECTION 2.3 hereof.

     (c) The disbursement requirements of SECTION 2.2 hereof and of the Disbursing Agent set forth in the Disbursing Agreement have been satisfied.

     (d) If required by Lender or Disbursing Agent, Lender and the Disbursing Agent shall be furnished with an updated Sworn Construction Statement for the Project.

     (e) Borrower shall have provided to Lender such evidence of compliance with all applicable provisions of this Agreement as Lender may reasonably request.

     (f) No license or permit necessary for the construction of the Project shall have been revoked or the issuance thereof subjected to challenge before any court or other governmental authority having or asserting jurisdiction thereover.

     Section 3.3 CONDITIONS PRECEDENT TO THE FINAL ADVANCE. The obligation of Lender to make the final Advance and to release the Retainage shall be subject to the condition precedent that Borrower shall be in compliance with all conditions set forth in SECTIONS3.1 and 3.2 and, further, that the following conditions shall have been satisfied:

     (a) The Project, including all landscape and parking requirements, has been substantially completed in accordance with the Drawings and

          Specifications and evidenced by a Certificate of Completion delivered to Lender and Lender shall have received a Certificate of Completion from the General Contractor and the Architect certifying that (i) the construction of the Project has been substantially completed in accordance with the Drawings and Specifications (with the exception of any minor items ["PUNCH LIST ITEMS"]) (ii) all labor, services, materials and supplies used in the Project have been paid for or will be paid for from the proceeds of the final Advance and (iii) the completed Project conforms with all applicable zoning, land use planning, building and environmental laws and regulations of the governmental authorities having jurisdiction over the Project and the Mortgaged Property. The General Contractor shall also deliver to
          Lender a list of Punch List Items acceptable to Lender, specifying dates by which the Punch List Items shall be completed, together with General Contractor's written contract to complete the Punch List Items as specified. The amount of the final Advance and/or the Retainage to be released shall be reduced by an amount equal to110% of the scheduled value of the Punch List Items, which sum shall be held by Lender pending the completion of the Punch List Items to the satisfaction of Lender.

     (b) Lender has received each of the following documents and approvals, each of which shall be satisfactory to Lender and Lender's legal counsel:

          (i)  An as-built survey;

          (ii) A final Sworn Construction Statement executed by the General Contractor and Borrower;

          (iii)A final Certificate of Occupancy or equivalent issued by the appropriate municipal or governmental inspecting authority;

          (iv) All necessary and appropriate Inspecting certifications;

          (v) An approval for disbursement from the Inspecting Engineer after its final inspection of the Project.

          (vi) A title endorsement from the Title Company that reflects the absence of any liens or other matters affecting title that are objectionable to the Lender.

          (vii)Final lien waivers executed by the General Contractor and all subcontractors.

     Section 3.4 INSURANCE. Borrower shall obtain and shall continuously maintain thereafter the following policies of insurance:

                   DURING CONSTRUCTION AND PRIOR TO COMPLETION

     BUILDER'S RISK INSURANCE - Builder's Risk Insurance written on a completed value basis in an amount equal to the full replacement cost of the building and improvements at the date of completion with coverage available on the so-called non-reporting "all risk" form of policy, including coverage against collapse and water damage, with standard non-contributing mortgagee clauses, such insurance to be in such amounts and form and written by such companies as shall be approved by Lender which approval shall not be unreasonably withheld, conditioned or delayed, and the insurance certificates evidencing such policies (together with appropriate endorsement thereto, evidence of payment of premiums thereon and written agreements by the insurer or insurers therein to give Lender thirty (30) days' prior written notice of any intention to cancel).

     CONTRACTOR'S LIABILITY - Contractor's Comprehensive General Liability Insurance [including operations, product liability, contingent liability operations, operations of subcontractors, completed operations, contractual liability insurance and comprehensive automobile liability insurance (including hired and non-owned liability)] and with combined single limit and general aggregate coverage for personal and bodily injury and property damage of at least $1,000,000.00 for each occurrence, $2,000,000.00 general aggregate and with $2,000,000.00 excess liability coverage.

     WORKER'S COMPENSATION - Statutory worker's compensation coverage in the required amounts.

     FLOOD - Flood insurance if any part of the Mortgaged Property now (or subsequently determined to be) is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and amendment or successor act thereto) in an amount at least equal to the lesser of the full replacement cost of all buildings and equipment on the Mortgaged Property, the outstanding principal amount of the Note or the maximum limited of coverage available with respect to the buildings and equipment under said Act;

                                AFTER COMPLETION

     ALL RISK - All risk/open perils special form property insurance with extended coverages including any building contents, sprinkler coverage, Contingent Operations of Building Laws/Ordinance or Law Endorsement (including demolition cost, loss to undamaged portions of any buildings and increased cost of construction) with limits of 100% replacement cost and with no co-insurance provision or if the insurance carrier requires, co-insurance provisions with an agreed amount endorsement in amount acceptable to Lender, and with no exclusions for terrorism or terrorist acts.

     BOILER AND PRESSURE VESSELS - Insurance against loss or damage from i) leakage of sprinkler systems and ii) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any improvements on the Mortgaged Property and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment (including electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping) located in, on or about the Mortgaged Property and any improvements thereon in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing the same;

     RENTS/INCOME - Rents Loss or Business Interruption insurance covering risk of loss due to the occurrence of any hazards insured against under the required fire and extended coverage insurance in an amount equal to one (1) year's loss of income as such income may change from time to time due to changes in income from the Mortgaged Property;

     FLOOD - Flood insurance if any part of the Mortgaged Property now (or subsequently determined to be) is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and amendment or successor act thereto) in an amount at least equal to the lesser of the full replacement cost of all buildings and equipment on the Mortgaged Property, the outstanding principal amount of the Note or the maximum limited of coverage available with respect to the buildings and equipment under said Act;

     CGL - Commercial general public liability insurance (including product liability, completed operations, contractual liability, host liquor liability, broad form property damage, and personal injuries, including death resulting therefrom) and with combined single limit and general aggregate coverage for personal and bodily injury and property damage of at least $1,000,000.00 for each occurrence, $2,000,000.00 general aggregate and with $2,000,000.00 excess liability coverage.

Maximum deductible on all coverages and policies shall be no greater than $10,000.00. The insurance carrier must be rated A, Class XII, or better, by Best's Rating Service. Such insurance policies shall be written on forms and with insurance companies satisfactory to Lender, shall be in amounts sufficient to prevent Borrower from becoming a co-insurer of any loss thereunder, shall insure Lender as a first mortgagee on the casualty and business interruption/loss of rents coverage under a standard mortgagee clause and shall name Lender as an "additional insured" on all required liability coverages and policies. Insurance certificates evidencing such insurance and evidence of payment of premiums thereon and written agreements by the insurer or insurers therein to give Lender thirty (30) days' prior written notice of any intention to cancel. If no such copy is available, Lender will accept a binder for a period not to exceed ninety (90) days. Borrower shall, within thirty (30) days prior to the expiration of any such policy, deliver insurance certificates evidencing the renewal of such insurance together with evidence of the payment of current premiums therefor. Any vacancy, change of title, tenant occupancy or use, physical damage, additional improvements or other factors affecting any insurance contract must be promptly reported to Lender. All binders, certificates of insurance, and original or certified copies of policies must name Borrower as a named insured, or as an additional insured, must include the complete and accurate property address and must bear the original signature of the issuing insurance agent. In the event of a foreclosure or trustee's sale under the Mortgage or any acquisition of the Mortgaged Property by Lender all such policies and any proceeds payable therefrom, whether payable before or after a foreclosure sale, or during the period of redemption, if any, shall become the absolute property of Lender to be utilized at its discretion. In the event of foreclosure or the failure to obtain and keep any required insurance
Borrower empowers Lender to effect the above insurance upon the Mortgaged Property at Borrower's expense and for the benefit of Lender in the amounts and types aforesaid for a period of time covering the time of redemption from sale, and if necessary therefore, to cancel any or all existing insurance policies. Borrower agrees to pay Lender such fees as may be permitted under applicable law for the reasonable costs incurred by Lender in determining, from time to time, whether the Mortgaged Property are located within an area having special flood hazards. Such fees shall include the fees charged by any organization providing for such services.

     Section 3.5 CASUALTY/DESTRUCTION. In the event of any fire, accident or other casualty causing loss, damage or destruction to the Mortgaged Property, or any part thereof, any and all insurance proceeds received in respect thereof in excess of $100,000.00 shall be held by Lender in trust, so long as no Event of Default has occurred and is continuing, and shall be made available to Borrower and disbursed from time to time to Borrower and/or its Affiliates to repair and restore any such damage pursuant to Lender's disbursement procedures which are generally utilized by Lender for construction loans to its customers.

     Section 3.6 NO WAIVER. The making of any Advance prior to fulfillment of any condition thereof shall not be construed as a waiver of such condition, and Lender reserves the right to require fulfillment of any and all such conditions prior to making any subsequent Advance.

                                   ARTICLE IV
                    WARRANTIES, REPRESENTATIONS AND COVENANTS
                                  OF BORROWER

     Section  4.1  REPRESENTATIONS   AND  WARRANTIES.   Borrower  and  Guarantor
represent and warrant as follows:

     (a) The Loan Documents to which Borrower is and/or Guarantor are party have been duly executed and delivered to Lender by Borrower and/or Guarantor, as applicable, and each Loan Document constitutes the legal, valid and binding obligations of Borrower and/or Guarantor enforceable in accordance with the terms thereof (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency and other similar laws affecting creditors' rights generally).

     (b) The Project and the intended use thereof for the purpose and in the manner contemplated by this Agreement to Borrower's and Guarantor's knowledge are permitted by and comply in all material respects with all presently applicable use or other restrictions and requirements in prior conveyances, zoning ordinances and all development, pollution control, water conservation, environmental and other laws, regulations, rules and ordinances of the United States and the State of Washington and the respective agencies thereof, and the political subdivision in which the Mortgaged Property is located.

     (c) There is no suit, action or proceeding pending or, to the knowledge of Borrower and/or Guarantor threatened against or affecting Borrower and/or Guarantor before or by any court, arbitrator, administrative agency or other governmental authority that if adversely determined would materially and adversely affect Borrower and/or Guarantor, or the businesses, properties, operations, assets or condition (financial or otherwise) of Borrower and/or Guarantor or the validity of any of the transactions contemplated by the Loan Documents, or Borrower's and/or Guarantor's ability to perform the obligations hereunder or thereunder or as contemplated hereby or thereby.

     (d) Borrower and Guarantor have filed all federal and state tax returns and informational reports required to be filed, which returns properly reflect the taxes owed by them for the period covered thereby and Borrower and Guarantor have paid all taxes that are due pursuant to said returns and paid all present installments of any assessments, fees and other governmental charges upon it or upon its property.

     (e) No consent, approval or authorization of or permit or license from or registration with or notice to any federal or state regulatory authority or any third party, to Borrower's and Guarantor's knowledge, is required in connection with the making or the performance of the Loan Documents, the Project, or with respect to any other aspect of the Project or the Mortgaged Property, or, if so required, such consent, approval, authorization, permit or license has been requested and obtained or such registration made or notice given or such other appropriate action taken on or prior to the date hereof (other than with respect to the occupancy of the Mortgaged Property that cannot be obtained until completion of the Project) except for interim certificates, permits and approvals to be issued during the course of construction.

     (f) Borrower is not and Guarantor is not in default of a material provision under any material agreement, instrument, decree or order to which either is a party or to which any parties' property are bound or affected.

     (g) There has been no material adverse change in the financial condition of Borrower or Guarantor since the date of certification of Borrower's and Guarantor's financial statements previously delivered to Lender.

     Section 4.2 COVENANTS. On and after the date hereof and until payment in full of the Note and payment and performance of all other obligations of Borrower hereunder, and so long as any portion of the Loan referenced herein remain in effect, Borrower agrees as follows:

     (a) The Mortgaged Property shall comply with all applicable restrictions, conditions, ordinances, regulations and laws of governmental departments and agencies having jurisdiction over the Mortgaged Property, and shall not violate any private restrictions or covenants or encroach upon or interfere with easements affecting the Mortgaged Property, and that Borrower will commence and carry on continuously, diligently and with reasonable dispatch, the construction of the Project in conformance to the Drawings and Specifications, free from all mechanic's, laborer's and material man's liens and in a good and workmanlike manner, and complete the same prior to the maturity date of the Note.

     (b) To keep, perform, enforce and maintain in full force and effect all of the terms, covenants, conditions and requirements of the Project Documents (other than immaterial terms approved by Lender in the reasonable exercise of its discretion); not to amend, modify, supplement, terminate, cancel or waive any of the terms, covenants, conditions or requirements of any of said documents without the prior written consent of Lender; and to execute and deliver such amendments, modifications, supplements and extensions of said documents as may be reasonably requested by Lender.

     (c) To use all commercially reasonable efforts to require the General Contractor and each Contractor to comply with all rules, regulations, ordinances and laws bearing on its conduct in the construction of the Project.

     (d)  To furnish to Lender as soon as possible  and in any event  within ten
          (10) days after Borrower has obtained knowledge of the occurrence of an event that would constitute an Event of Default hereunder or a violation of any of the covenants or obligations of Borrower under this Agreement or that would cause any of the representations or warranties hereunder to be false or misleading in any respect, or an event that with the giving of notice or lapse of time or both would constitute an Event of Default, that is continuing on the date of such statement, in which case Borrower shall deliver a signed statement setting forth the details of such violation or event and the action that has been taken, is being taken, or that Borrower proposes to take, to correct the same.

     (e) To hold Lender harmless, and Lender shall have no liability or obligation of any kind to Borrower, creditors of Borrower or any third party, in connection with any defective, improper or inadequate workmanship performed in or about, or materials supplied to the Mortgaged Property, or any mechanic's, supplier's or material man's liens arising as a result of such defective, improper or inadequate workmanship or materials, and upon Lender's request, to replace or cause to be replaced, any such defective, improper or inadequate workmanship or materials.

     (f) To pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its income or profits, or upon its assets or properties, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon the property or assets of Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings and for which it shall have set aside adequate reserves.

     (g) To keep the Mortgaged Property and all improvements, buildings and fixtures thereon in good working order and condition.

     (h) As soon as available, and within one hundred twenty (120) days after the end of each calendar year, a copy of the annual financial statements of Borrower, that shall include the balance sheet of Borrower as at the end of such year and related statements of income and expenses, statement of changes in financial position, a statement of changes in capital accounts and a statement of allocation of distribution of profits and losses of Borrower, all in reasonable detail, prepared in accordance with GAAP (or tax accounting reconciled to GAAP) and reviewed by a reputable accounting firm. Such statements shall be accompanied by the annual federal income tax returns of Borrower, including all schedules, for the preceding taxable year as filed with the Internal Revenue Service unless an extension has been obtained for filing taxes and then within thirty (30) days after final filing.

     (i) As soon as available, and within one hundred twenty (120) days after the end of each calendar year, Guarantor will provide to Lender, a current financial statement of Guarantor which statement shall include an itemization of all assets and liabilities of the Guarantor scheduled by item and type, all investments and contingent liabilities and adequate to disclose the net worth of Guarantor at such point in time. Such financial statement shall be personally certified by Guarantor and shall be accompanied by the annual federal income tax returns of Guarantor, including all schedules and K-1s as applicable, for the preceding taxable year as filed with the Internal Revenue
          Service unless an extension has been obtained for filing taxes and then within thirty (30) days after final filing.

     (j) Beginning with the first quarter after the completion of the Project, as soon as available, and within thirty (30) days after the end of each quarter, a copy of the quarterly financial statement of Borrower that shall include the balance sheet of Borrower as at the end of such quarter and related statements of income and expenses, statement of changes in financial position, a statement of changes in capital accounts and a statement of allocation of distribution of profits and losses of Borrower, all in reasonable detail, prepared in accordance with GAAP (or tax accounting reconciled to GAAP).

     (k) Guarantor shall maintain throughout the term of the Loan, unrestricted liquidity in a total amount for Guarantor of not less than $3,500,000.00 in cash, cash equivalents, time deposits and marketable securities. Evidence of such liquidity shall be prepared by a third party reasonably acceptable to Lender (via bank statements or statements provided by a broker-dealer), and shall be provided to Lender at loan closing and quarterly no less than forty-five (45) days following the end of each quarter.

     (l) Within ten (10) days after Lender's request therefor, Borrower shall deliver to Lender such other information as Lender may reasonably request from time to time.

     (m) Borrower shall maintain and preserve its existence as a limited liability company or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time. Without at least 30 days prior written notice Borrower shall not (i) change its legal name, (ii) change its state of organization, or (iii) change the location of its chief executive office.

     (n) Guarantor must maintain a level of stockholder equity of no less than $8,000,000.00 to be measured on a quarterly basis on internally prepared financial statements prepared according to GAAP and provided to Lender no less than 60 days following the of each quarter; provided, however, that such minimum level shall increase to $9,000,000.00 as of July 31, 2008.

     Section 4.3 NEGATIVE COVENANTS. Borrower agrees that without the prior written consent of Lender:

     (a)  Borrower  shall not  grant  any  security  interest  in the  Mortgaged
          Property or any part thereof, or create or permit to be created or allow to exist any mortgage, encumbrance or other lien upon the Mortgaged Property.

     (b) Borrower shall not agree or consent to any material changes in the Project Documents; provided however, changes to the Project Documents which do not affect the aesthetics or diminish the value of the Project and which are in an amount not exceeding $100,000 in the aggregate shall not require Lender consent or approval or be in violation of this section.

     (c) Borrower shall not incorporate in the Project any materials, fixtures or property that are subject to the claims of any other person, whether pursuant to conditional sales contract, security agreement, lease, mortgage or otherwise.

     (d) Borrower shall not assume, guaranty, or become an obligor or surety for the obligations of any third party except for those certain payment obligations undertaken and assumed by Borrower in the aggregate principal amount of $2,283,303.96 pursuant to the terms set forth in Section 4 of that certain Tri-Party Agreement dated May 17, 2007 made by and among Blodgett Construction Associates, Inc., a Washington corporation, BBP Two, LLC, a Washington limited liability company, Bethlehem Construction, Inc., a Washington corporation and Borrower.

     (e) Borrower shall not incur any indebtedness other than the Loan and trade payables in the ordinary course of its business and that certain indebtedness in the aggregate principal amount of $2,283,303.96 as evidenced by that certain promissory note payable to Bethlehem
          Construction,  Inc.  as  required  by  Section  4  of  said  Tri-Party
          Agreement.

     Section 4.4 ENVIRONMENTAL REPRESENTATION, WARRANTIES AND COVENANTS, AND INDEMNITIES. To induce Lender to make and fund the Loan, Borrower and Guarantor hereby represent, warrant, covenant and agree as follows:

     (a) That, except as heretofore disclosed to Lender in writing (i) the Mortgaged Property has never been used by Borrower or to their knowledge by any previous owners or occupants or current occupants to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances and no such Hazardous Substances exist on the Mortgaged Property or in its soil or groundwater (other than those utilized during the course of construction of the Project),
          (ii) the Project will not be constructed with asbestos, asbestos containing materials, urea formaldehyde insulation or any other chemical or substance that has been determined to be a hazard to health and/or the environment, (iii) there does not presently exist, nor to best of their knowledge have there been in the past, electrical transformers or other equipment that have dielectric fluid-containing polychlorinated biphenyls (PCBs) located in, on or under the Mortgaged Property, (iv) to their knowledge, the Mortgaged Property has never contained any underground storage tanks, (v) neither Borrower nor Guarantor have received or have knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal governmental agency concerning the existence of Hazardous Substances on the Mortgaged Property or in the immediate vicinity of the Mortgaged Property or the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Substances onto the Mortgaged Property or into waters or other lands.

     (b) That Borrower shall (i) comply and shall cause all occupants of the Mortgaged Property to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Substances, (ii) remove any Hazardous Substances immediately upon discovery of the same in accordance with applicable laws, ordinances and orders of governmental authorities having jurisdiction thereof,
          (iii) pay or cause to be paid all costs  associated with such removal,
          (iv) prevent the migration of Hazardous Substances from or through the Mortgaged Property onto or under other properties, (v) keep the Mortgaged Property free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Hazardous Substances on the Mortgaged Property, (vi) not install or permit to be incorporated into any improvements in the Mortgaged Property or to exist in or on the Mortgaged Property any asbestos, asbestos containing materials, urea formaldehyde insulation or any other chemical or substance that has been determined to be a hazard to health and/or the environment, (vii) not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Borrower, or any occupant of the Mortgaged Property, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Hazardous Substances onto the Mortgaged Property or into waters or other lands, and (viii) give all notifications and prepare all reports required by Environmental Laws or any other law with respect to Hazardous Substances existing on, released from or emitted from the Mortgaged Property. Without limiting the generality of the foregoing, Borrower shall remidiate all Hazardous Substances identified in the Phase 2 Environmental Site Assesment prepared by Cascade Earth Services ("CES") dated August 1, 2007 (the "Phase 2 Report") in accordance with the remediation plan prepared by CES and meeting the substantive requirements of the Model Toxics Control Act (Chapter 70.105D RCW), and thereafter obtain a No Further Action Determination from the State of Washington Department of Ecology under its Voluntary Cleanup Program.

     (c) That if either Borrower or Guarantor fail to diligently dispose of or secure any Hazardous Substance after discovery thereof in full compliance with all applicable laws and regulations, Lender may at its option, but without any obligation whatsoever, proceed to so dispose of or secure the Hazardous Substance or take such other action necessitated or resulting therefrom at the cost and expense of Borrower. Borrower and Guarantor further agree that in the Event of Default or if any Hazardous Substance is discovered in, on or under the Mortgaged Property or is attributable to or affects the Mortgaged Property, Borrower and Guarantor shall, at their expense, permit an environmental inspection, audit, assessment, or other testing or monitoring of the Mortgaged Property, for the sole benefit of Lender, to be conducted by Lender or by an independent agent selected by Lender.

     (d) Borrower and Guarantor acknowledge and agree that their obligations under this SECTION 4.4 are not and shall not be deemed to constitute mortgage debt, that such obligations are not secured by the Mortgage, and that such obligations shall not be terminated or otherwise affected by the sale of the Mortgaged Property in satisfaction or partial satisfaction of the Note, any foreclosure of the Mortgage or by any proceeding or deed in lieu of foreclosure or by any payment or performance of any other indebtedness or obligation or by any passage of title to Lender or by any disposition by Lender of all or any part of the Mortgaged Property or by any other action or thing, including any anti-deficiency provisions of applicable law, and that such obligations are totally independent of and unaffected by the terms of any Loan Documents or other writing or agreement, and Borrower and Guarantor specifically forever waive any and all claims and defenses to the contrary. The obligations of Borrower and Guarantor under this
          SECTION 4.4 shall survive payment of the Note.

                                   ARTICLE V
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     Section 5.1 EVENT OF DEFAULT DEFINED. As used herein, the term Event of Default shall include each or all of the following events:

     (a) Borrower shall fail to pay any principal or interest due under the Note or any other amount payable hereunder when due.

     (b) Borrower or Guarantor shall default in the performance of any agreement, term, provision, condition, or covenant required to be performed or observed by Borrower or Guarantor hereunder or under the Loan Documents (other than non payment and other than a covenant or agreement or default that is elsewhere in this Agreement or in the Loan Documents specifically dealt with) required to be performed or observed by Borrower or Guarantor hereunder or any other Loan Document or other agreement with or in favor of Lender which is not cured within thirty (30) days of delivery of written notice of default, or if the breach is of such a nature that it cannot reasonably be cured or remedied within the thirty (30) day period, the time period for cure shall be extended for such period as may be necessary to cure such failure with reasonable diligence, but not to exceed ninety (90) days after such written notice.

     (c) Any financial information, statement, certificate, representation or warranty given to Lender by Borrower (or any of their representatives) or Guarantor in connection with entering into this Agreement or the other Loan Documents and/or any borrowing hereunder, or required to be furnished under the terms hereof or the Loan Documents, shall prove to be untrue in any material respect (as determined by Lender in the exercise of its reasonable judgment) as of the time when given.

     (d) Borrower or Guarantor (or their respective Affiliates) shall be in default under the terms of any loan agreement, promissory note, guaranty, lease, conditional sales contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or Guarantor to Lender or any of its Affiliates, and the period of grace, if any, to cure said default shall have passed, unless such default or the underlying claim is being contested by Borrower or Guarantor based on a legitimate, good faith argument and Borrower or Guarantor has bonded or reserved sufficient monies to satisfy such default or underlying claim.

     (e) Borrower or Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness in excess of $100,000 owed by Borrower or Guarantor to any third party, and the period of grace, if any, to cure said default shall have passed, unless such default or the underlying claim is being contested by Borrower or Guarantor based on a legitimate, good faith argument and Borrower or Guarantor have bonded or reserved sufficient monies to satisfy such default or underlying claim.

     (f) Any final judgment shall be obtained against Borrower or Guarantor that, together with all other outstanding unsatisfied judgments against Borrower or Guarantor shall exceed the sum of $100,000 and shall remain unvacated, unbonded or unstayed for a period of thirty
          (30) days following the date of entry thereof, unless such default or the underlying claim is being contested by Borrower or Guarantor based on a legitimate, good faith argument and Borrower or Guarantor has bonded or reserved sufficient monies to satisfy such default or underlying claim.

     (g) Borrower or Guarantor shall cease to exist (ii) Guarantor shall attempt to revoke Guarantor's Guaranty or Guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced by Borrower or any Guarantor under any federal or state law; or (iv) if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against Borrower or Guarantor, or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of Borrower or Guarantor as a debtor or a bankrupt or its or their reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof or; (v) Borrower or Guarantor shall become the subject of any out-of-court settlement with substantially all of its creditors; or (vi) Borrower or Guarantor is unable or admits in writing its inability to pay its debts as they mature.

     (h) There is a material adverse change in the financial condition of Borrower or Guarantor, or in any collateral securing the Loan.

     (i) Borrower shall enter into any merger or consolidation transaction, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, except as permitted by this Agreement or unless the prior written consent of Lender is first obtained.

     (j) A survey shows that the Project encroaches upon any easements, unvacated street, building or parking set-backs, or upon any adjoining property to an extent deemed material by Lender.

     (k) The construction of the Project is abandoned or shall be unreasonably delayed or be discontinued for a period of forty-five (45) consecutive calendar days or such number of days as is deemed to be reasonable by Lender under the particular circumstances of the delay, in each instance, for reasons other than acts of God, fire, storm, strikes, blackouts, labor difficulties, riots, inability to obtain materials, equipment or labor, governmental restrictions or any similar cause over that Borrower is unable to exercise control.

     (l) Lender shall determine that additional sums are to be deposited with Lender to provide for the completion of the Project and Borrower shall fail to deposit such sums as required by said SECTION 2.4 of this Agreement.

     (m) Borrower has failed to inject additional equity or provide additional collateral as required under SECTION 7.20.

     (n) All or any portion of the Project or the Mortgaged Property, or the legal, equitable or any other interest therein, shall be sold, transferred, assigned, leased or otherwise disposed of except as permitted by this Agreement or unless the prior written consent of Lender is first obtained.

     (o) At the time any Advance is requested by Borrower, the title to the Mortgaged Property is not reasonably satisfactory to Lender, regardless of whether the lien, encumbrance or other question existed at the time of any prior Advance.

     (p) The Project is materially damaged or destroyed by other casualty and the loss, in the reasonable judgment of Lender, is not adequately covered by insurance actually collected or in the process of collection.

     (q) Borrower and the General Contractor shall fail to comlete the "Value Engineering Changes" under Section 5.2.2 of the General Contract, and Borrower shall fail to deliver an executed Sworn Construction Statement which reflects such "Value Engineering Changes", within 120 days of the date hereof.

     (r) An Event of Default occurs under any of the Loan Documents. Reference is hereby made to the Loan Documents for additional occurrences constituting an Event of Default hereunder.

     Section 5.2 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default Lender may, at its option, exercise any and all of the following rights and remedies (and any other rights and remedies available to it):

     (a) Lender may terminate the Commitment and any further obligation to fund Advances hereunder.

     (b) Lender may, by written notice to Borrower, declare immediately due and payable all unpaid principal of and accrued interest on the Note, together with all other sums payable hereunder, and the same shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived; provided, however, that upon the filing of a petition commencing a case naming Borrower and/or Guarantor as debtor under the United States Bankruptcy Code, the principal of and all accrued interest on the Note shall be automatically due and payable without any notice to or demand on Borrower or any other party.

     (c) Lender shall have the right, in addition to any other right of set-off, upon prior written notice to Borrower, to apply any amounts Borrower has deposited with Lender against any sums due pursuant to the Note and Mortgage.

     (d) In addition to and not in lieu of all other rights and remedies hereunder, if Lender has not received, within 10 days of written notice, any financial information, statement and/or certificate, required to be furnished under the terms hereof or the Loan Documents, Lender shall have the right to assess a late fee in the amount of $25 per document, per day.

     (e) Lender shall have the right, in addition to any other rights provided by law or in equity, to enforce its rights and remedies under the Loan Documents.

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section  6.1   INSPECTIONS.   Borrower  shall  be  responsible  for  making
inspections of the Project during the course of the  construction of the Project

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
and shall determine to its own satisfaction that the work done or the materials supplied by the Contractors to whom payment is to be made out of each Advance has been properly done or supplied in accordance with the applicable contracts with such Contractors. If any work or materials supplied by a Contractor are not satisfactory to Borrower, Borrower will immediately notify Lender in writing of such fact. It is expressly understood and agreed that Lender or Inspecting Engineer may conduct such inspections of the Project as Lender may reasonably deem necessary for the protection of Lender's interest, and that any such inspections of the Project by Lender or Inspecting Engineer will be made and will be issued solely for the benefit and protection of Lender, and that Borrower will not be entitled to rely thereon, but shall reimburse Lender for any out-of-pocket costs and expenses associated therewith.

     Section 6.2 INDEMNIFICATION BY BORROWER. Borrower shall bear all loss, expense (including reasonable attorneys' fees) and damage in connection with and agrees to indemnify and hold harmless Lender, its agents, servants and employees for, from and against all claims, demands and judgments made or recovered against Lender, its agents, servants and employees, because of bodily injuries, including death, at any time resulting therefrom, and/or because of damages to property of Lender or others (including loss of use) from any cause whatsoever, arising out of, incidental to, or in connection with the Project or the operation of the Mortgaged Property, whether or not due to any act of omission or commission, including negligence of Borrower or any Contractor or of their employees, servants or agents, except for Lender's gross negligence and willful misconduct. Borrower's liability hereunder shall not be limited to the extent of insurance carried by or provided by Borrower or subject to any exclusions from coverage in any insurance policy. The obligations of Borrower under this SECTION
6.2 shall survive the repayment of the Note. Whenever Borrower is obligated to indemnify or defend Lender under the terms of this Agreement or under the terms of any other Loan Document, such indemnity obligations shall run to the favor of Lender and its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns.

     Section 6.3 FEES. Borrower shall reimburse Lender upon demand for all costs and expenses including without limitation, reasonable attorneys' fees, appraisal fees (including reasonable appraisal fees incurred by Lender under SECTION 6.20 of this Agreement), survey fees, inspection fees, closing charges, documentary or tax stamps, recording and filing fees, Inspecting Engineer fees, insurance premiums and service charges, paid or incurred by Lender in connection with (i) the preparation, negotiation, approval, execution and delivery of the Loan Documents, and any other documents and instruments related hereto or thereto,
(ii) the negotiation of any amendments or modifications to any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments or modifications,
(iii) the review and approval of documents submitted to Lender pursuant to any of the provisions hereof including the Draw Requests to be submitted in accordance with SECTION 2.2 hereof, and (iv) the enforcement by Lender during the term hereof or thereafter of any of the rights or remedies of Lender hereunder or under any of the foregoing documents, instruments or agreements or under applicable law, including, without limitation, reasonable costs and expenses of collection of any amount due to Lender under the Note or any of the Loan Documents, whether or not suit is filed with respect thereto and whether such costs are paid or incurred, or to be paid or incurred, prior to or after entry of judgment, and all reasonable costs and expenses including all

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
reasonable attorneys' fees incurred by Lender as a result of the bankruptcy or insolvency of Borrower.

     Section 6.4 ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or delivered, if to Borrower, at its address: c/o Global Entertainment Corp., 4909 E McDowell Road, Suite 104, Phoenix, AZ 85008; if to Guarantor at its address: 4909 E McDowell Road, Suite 104, Phoenix, AZ 85008; and if to Lender, at its address: 225 South Sixth Street, Suite 2900, Minneapolis, MN 55402, Attention: Commercial Real Estate Department, or as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or delivered, be effective when deposited in the mails or delivered to Borrower, Guarantor or Lender, addressed as aforesaid.

     Section 6.5 AMENDMENTS, DETERMINATIONS BY LENDER, CONSENTS, ETC. This Agreement and the Loan Documents may not be amended or modified, nor may any of their terms (including, without limitation, terms affecting the maturity of or rate of interest on the Note) be modified or waived, except by written instruments signed by Lender, Borrower and/or Guarantor, as applicable. In any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Agreement or under any Loan Document, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall be made or exercised by Lender at its sole and exclusive option and in its sole and absolute discretion.

     Section 6.6 TIME OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

     Section 6.7 WAIVERS. No waiver by Lender of any right or remedy hereunder shall operate as a waiver of any other right or remedy, or of the same right or remedy on a future occasion. No delay on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude other or future exercise thereof or the exercise of any other right or remedy.

     Section 6.8 REMEDIES CUMULATIVE. The rights and remedies herein specified of Lender are cumulative and not exclusive of any rights or remedies that Lender would otherwise have at law or in equity or by statute.

     Section 6.9 GOVERNING LAW AND ENTIRE AGREEMENT. Borrower, Guarantor and Lender, by their execution of this Agreement, expect and intend that this Agreement be governed by and construed under the laws of the State of Washington and Borrower, Guarantor and Lender consent to the jurisdiction of the State of Washington for all purposes. The Loan Documents contain the entire agreement of the parties on the matters covered herein and therein.

     Section 6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

     Section 6.11 TERM. This Agreement, and the terms and conditions hereof, shall survive the execution and delivery of the Note and other Loan Documents and shall remain in full force and effect until the Note is paid in full. The representations, warranties, covenants and agreements of Borrower and Guarantor survive the execution and delivery of the Note and other Loan Documents, and where applicable, survive the repayment of the Note.

     Section 6.12 SUCCESSORS AND ASSIGNS. This Agreement, and the terms and provisions hereof, shall be binding upon Borrower and Guarantor and each of its respective heirs, successors and permitted assigns, and shall inure to the benefit of Lender, its successors and assigns; provided, however, that Borrower may not transfer or assign this Agreement, including, without limitation, its right to borrow hereunder, without the prior written consent of Lender.

     Section 6.13 OFFSETS. As additional security for the payment of the Note and the other obligations of Borrower under this Agreement and the other Loan Documents and any other obligations of Borrower to Lender of any nature whatsoever (collectively the "OBLIGATIONS"), Borrower hereby grants to Lender a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of Borrower now or hereafter in the possession of Lender. Lender may, at any time upon the occurrence of an Event of Default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between Borrower and Lender) set off against the Obligations as are then due or have been accelerated, all upon contemporaneous notice or demand of any kind to Borrower.

     Section 6.14 HEADINGS. The descriptive headings for the several Sections of this Agreement are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.

     Section 6.15 ACCOUNTING. Unless otherwise expressly provided herein, or unless Lender otherwise consents in writing, all accounting terms used herein that are not expressly defined in this Agreement shall have the meanings respectively given to them in accordance with generally accepted accounting principles and all financial statements and reports furnished to Lender hereunder shall be prepared, and all computations and determinations pursuant hereto shall be made, in accordance with generally accepted accounting principles and practices, consistently applied.

     Section 6.16 NOT JOINT VENTURER. Lender is not, and shall not by reason of any provision of any of the Loan Documents, be or be deemed to be a joint venturer with or partner or agent of Borrower.

     Section 6.17 ADEQUACY OF LOAN PROCEEDS. Lender has not made, nor shall it be deemed to have made, any representation or warranty that the Commitment is or will be sufficient to complete the Project.

     Section 6.18 PARTICIPATIONS. Lender may, in its sole discretion, sell in whole or in part, assign and convey to one or more financial institutions undivided participation interests in and to the Loan and the Loan Documents and Borrower hereby consents to the same, and the disclosure of all financial information of Borrower necessary to effectuate the same.

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
     Section 6.19 RELATIONSHIP TO OTHER DOCUMENTS. The warranties, covenants and other obligations of Borrower and the rights and remedies of Lender that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in this Agreement and/or the Loan Documents, all terms shall be cumulative so as to give Lender the most favorable rights set forth in the conflicting documents.

     Section 6.20 REAPPRAISALS. Lender shall have the right (but not the obligation) to obtain an update of the existing appraisal of the Mortgaged Property or a new appraisal of the Mortgaged Property for the sole benefit of Lender but at the sole cost and expense of Borrower under the following circumstance:

     (a) If, for any reason development of the Project is delayed by more than forty-five (45) days beyond the development schedule Lender may obtain, at the Borrower's expense, one or more new or updated appraisals of the Project by an appraiser acceptable to Lender. If the estimated as-improved market value of the Project, as reported in the new or updated appraisal, results in a ratio of aggregate Loan advances to Project value that is greater than 98%, the Borrower shall within 5 business days of Lender's demand inject additional cash equity or provide additional collateral acceptable to Lender to reduce such ratio to 98% or less.

In any such event, Borrower shall fully cooperate with Lender and Lender's appraiser as may be necessary and shall allow Lender and/or Lender's appraiser complete access to the Mortgaged Property for the purpose of completing such appraisal of the Mortgaged Property.

     Section 6.21 CONSTRUCTION SIGNAGE. To the extent permitted by law, during construction, Lender may place a sign on the Mortgaged Property specifying that it is participating in the financing of the Project. Further, Lender may publicize the financing and may include a general description of the Project in publicity releases.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES, EXCEPT THOSE CONTAINED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND LENDER. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND LENDER, WHICH OCCURS AFTER RECEIPT BY YOU OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

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
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          LENDER:

                                          MARSHALL FINANCIAL GROUP, LLC,
                                          a Delaware limited liability company


                                          By: /s/ Tim Ring
                                             -----------------------------------
                                          Name:  Tim Ring

                                          Its: Authorized Signatory

                                          BORROWER:

                                          WENATCHEE EVENTS CENTER, LLC,
                                          a Washington limited liability company


                                          Name: /s/ J. Craig Johnson
                                               ---------------------------------

                                          Its: CFO

                                          GUARANTOR:

                                          GLOBAL ENTERTAINMENT
                                          CORPORATION, a Nevada corporation


                                          Name: /s/ J. Craig Johnson
                                               ---------------------------------

                                          Its: CFO


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